SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 13, 2002

American States Water Company
Southern California Water Company

(Exact name of registrant as specified in its charter)

American States Water Company

California	333-47647	95-4676679

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

630 East Foothill Boulevard, San Dimas, California	91773-1212	(909) 394-3600

(Address of Principal Executive Offices)	(Zip Code)	(Telephone)

Southern California Water Company

California	000-01121	95-1243678

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

630 East Foothill Boulevard, San Dimas, California	91773-1212	(909) 394-3600

(Address of Principal Executive Offices)	(Zip Code)	(Telephone)

(Former name or former address, if changed since last reports.)
Not applicable.

Item 4. Changes in Registrant’s Certifying Accountant.
Item 7. Financial Statements and Exhibits.
EXHIBIT 16
EXHIBIT 99.2

Item 4. Changes in Registrant’s Certifying Accountant.

The Audit Committee of the Board of Directors of American States Water Company and its subsidiary Southern California Water Company (collectively, “Registrant”) considers and recommends to the Board of Directors the selection of Registrant’s independent public accountants. As recommended by Registrant’s Audit Committee, effective as of May 13, 2002 Registrant’s Board of Directors dismissed Arthur Andersen LLP (“Andersen”) as its independent public accountants and engaged PricewaterhouseCoopers LLP to serve as Registrant’s independent public accountants for 2002.

Andersen’s reports on Registrant’s consolidated financial statements for each of the years ended December 31, 2001 and December 31, 2000 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During Registrant’s two most recent fiscal years and through the date of this Form 8-K, there were no disagreements with Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Andersen’s satisfaction, would have caused them to make reference to the subject matter in connection with their report on Registrant’s consolidated financial statements for such years; and there were no reportable events, as listed in Item 304(a)(1)(v) of Regulation S-K.

Registrant provided Andersen with a copy of the foregoing disclosures. Attached as Exhibit 16 is a copy of Andersen’s letter, dated May 13, 2002, stating its agreement with such statements.

During Registrant’s two most recent fiscal years and through the date of this Form 8-K, Registrant did not consult PricewaterhouseCoopers LLP with respect to the application or accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on Registrant’s consolidated financial statements, or any other matters or reportable events listed in Items 304(a)(2)(i) and (ii) of Regulation S-K.

Item 7. Financial Statements and Exhibits.

(c)  The following Exhibits are filed as part of this report:

Exhibit 16 — Letter from Arthur Andersen LLP to the Securities and Exchange Commission, dated May 13, 2002.

Exhibit 99.2 — Press Release dated May 13, 2002.